Exhibit A

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Equity Shares of Wipro Limited shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Date: February 13, 2020

AZIM H. PREMJI

By:	/s/ Azim H. Premji
Azim H. Premji

HASHAM TRADERS

By:	/s/ Azim H. Premji
Name:	Azim H. Premji
Title:	Partner

PRAZIM TRADERS

By:	/s/ Azim H. Premji
Name:	Azim H. Premji
Title:	Partner

ZASH TRADERS

By:	/s/ Azim H. Premji
Name:	Azim H. Premji
Title:	Partner

HASHAM INVESTMENT AND TRADING CO. PVT. LTD.

By:	/s/ Azim H. Premji
Name:	Azim H. Premji
Title:	Director

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Equity Shares of Wipro Limited shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Date: February 13, 2020

AZIM PREMJI PHILANTHROPIC INITIATIVES PVT. LTD.

By:	/s/ Azim H. Premji
Name:	Azim Premji
Title:	Director

AZIM PREMJI TRUST

By:	/s/ Azim H. Premji
Name:	Azim H. Premji
Title:	Director of Azim Premji Trustee Co. Pvt. Ltd., Trustee

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Equity Shares of Wipro Limited shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Date: February 13, 2020

YASMEEN A. PREMJI

By:	/s/ Yasmeen A. Premji
Yasmeen A. Premji

RISHAD AZIM PREMJI AND AZIM H. PREMJI

By:	/s/ Rishad Azim Premji
Rishad Azim Premji

By:	/s/ Azim H. Premji
Azim H. Premji

TARIQ AZIM PREMJI AND AZIM HASHAM PREMJI

By:	/s/ Tariq Azim Premji
Tariq Azim Premji

By:	/s/ Azim H. Premji
Azim H. Premji